Consent of Independent Certified Public Accountants

         We have issued our report dated July 13, 2001 accompanying the financial statements of Insured Municipals Income Trust and Invetors' Quality Tax-Exempt Trust, Multi-Series 292 as of May 31, 2001, and for the period then ended, contained in this Post-Effective Amendment No. 4 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant Thornton LLP



Chicago, Illinois
September 24, 2001